EXHIBIT 10.73


Addendum to Promissory Note dated May 8, 2002 between UltraStrip Systems, Inc. and Amclean, Inc. in the amount of $40,000.00


Whereas on May 8, 2003, the outstanding principal balance on the promissory note referenced above is $40,000.00, UltraStrip Systems, Inc. ("Maker") and Amclean, Inc. ("Holder") hereby agree to amend the promissory note referenced above as follows:


         - The Maturity Date is changed from May 8, 2003 to due upon demand.



Date:    April 10, 2003




Lender:                                              UltraStrip Systems, Inc.


----------------------                               By:
Amclean, Inc.                                           -----------------------

                                                     Its:
                                                         ----------------------